Exhibit 10.1

Enanta Pharmaceuticals, Inc.

INCENTIVE STOCK OPTION GRANT NOTICE AND OPTION AGREEMENT

(2019 EQUITY INCENTIVE PLAN)

This notice confirms that Enanta Pharmaceuticals, Inc. (the “Company”), a Delaware corporation, has granted to the person named below (“Participant”) an award (this “Option Agreement”) of the number of Incentive Stock Options (“ISOs”) set forth below pursuant to the Company’s 2019 Equity Incentive Plan (the “Plan”), each ISO representing the right to purchase one share of the Company’s Common Stock, $.01 par value per share (the “Common Stock”), as provided below and subject to the definitions and terms and conditions referenced below.

Participant:

Address:

City, State, Zip Code:

Award Number:

Date of Grant:

Number of ISOs:

Option Price Per Share:

Total Option Price:

Expiration Date:

Vesting Schedule: This Option will become exercisable, or vest, in quarterly installments and will become fully vested on the fourth anniversary of the date of grant.

This Option is intended qualify as an Incentive Stock Option under Section 422 of the Internal Revenue Code of 1986, as amended. To the extent the stated vesting of this Option award causes any portion of your pre-existing ISOs and this new award to exceed the IRS $100,000 annual vesting limit for ISOs, the portion of this Option award that exceeds the limit will become subject to a nonstatutory stock option automatically granted with vesting terms that, when combined with the permitted vesting of this Option, would be the same as if the entire option award could be granted as an ISO.

This notice, together with the accompanying Enanta Pharmaceuticals, Inc. 2019 Equity Incentive Plan Terms And Conditions of ISO Option Agreement (the “Terms and Conditions”), as well as the Enanta Pharmaceuticals, Inc. 2019 Equity Incentive Plan (as amended, the “Plan”), which are incorporated by reference into the Terms and Conditions, constitute the entire agreement between you and the Company regarding this Option Agreement. By your acceptance of this Option Agreement, which you have confirmed on the Company’s electronic stock plan system, you agree to the terms of this Option Agreement and the Terms and Conditions under the Plan.

Approved November 2025

ENANTA PHARMACEUTICALS, INC.

Terms and Conditions of ISO Option Agreement

1. Plan Incorporated by Reference. This Option is issued pursuant to the terms of the Plan and may be amended as provided in the Plan and is intended to qualify as an Incentive Stock Option under Section 422 of the Internal Revenue Code. Capitalized terms used and not otherwise defined in the Notice of Grant of Incentive Stock Option and Option Agreement (the “Notice”) and these Terms and Conditions have the meanings given to them in the Plan. The Notice and these Terms and Conditions do not set forth all of the terms and conditions of the Plan, which are incorporated herein by reference. The Committee administers the Plan, and the Committee’s determinations regarding the operation of the Plan are final and binding. Copies of the Plan may be obtained upon written request without charge from the Company.

2. Option Price. The price to be paid for each share of Common Stock issued upon exercise of the whole or any part of this Option is the Option Price set forth on the face of this certificate.

3. Exercisability Schedule. This Option may be exercised at any time and from time to time for the number of shares and in accordance with its exercisability, or vesting, schedule, which is described on the face of this certificate, but only for the purchase of whole shares. This Option may not be exercised as to any shares after the Expiration Date.

4. Method of Exercise. To exercise this Option, the Optionholder shall send an instruction to exercise all or a portion of this Option via the Company’s electronic stock plan system, specifying the number of shares with respect to which this Option is being exercised, accompanied by payment of the Option Price for such shares in cash, by electronic transfer, by certified check or in such other form, if any, including shares of Common Stock of the Company valued at their Fair Market Value on the date of delivery. Promptly following such notice, the Company will instruct the Company’s Transfer Agent to release to the Optionholder’s account the number of shares with respect to which the Option is being exercised, net of any shares sold by the Optionholder if the Optionholder has selected a so-called “cashless exercise”. The released shares will then be available to the Optionholder for trading at the Optionholder’s discretion, subject to the Optionholder’s obligations to pay taxes (see Section 10 below) and give notice of any sales of such shares (see Section 11 below).

5. Rights as a Stockholder or Employee. The Optionholder shall not have any rights in respect of shares as to which this Option has not been exercised and payment has not been made as provided above. The Optionholder shall not have any rights to continued employment by the Company or its Affiliates by virtue of the grant of this Option.

6. Recapitalization, Mergers, Etc. As provided in the Plan, in the event of corporate transactions affecting the Company’s outstanding Common Stock, the Committee shall equitably adjust the number and kind of shares subject to this Option and the exercise price hereunder or make provision for a cash payment. If such transaction involves a consolidation or merger of the Company with another entity, the sale or exchange of all or substantially all of the assets of the Company or a reorganization or liquidation of the Company, then in lieu of the foregoing, the Committee may upon written notice to the Optionholder provide that this Option shall terminate on a date not less than 20 days after the date of such notice unless theretofore exercised. In connection with such notice, the Committee may in its discretion accelerate or waive any deferred exercise period.

7. Option Not Transferable. This Option is not transferable by the Optionholder otherwise than by will or the laws of descent and distribution, and is exercisable, during the Optionholder’s lifetime, only by the Optionholder. The naming of a Designated Beneficiary does not constitute a transfer.

8. Exercise of Option After Termination of Employment. If the Optionholder’s status as an employee of the Company or a corporation (or parent or subsidiary corporation of such corporation) issuing or assuming a stock option in a transaction to which section 424(a) of the Code applies, is terminated for any reason other than by disability (within the meaning of section 22(e)(3) of the Code) or death, the Optionholder may exercise the rights which were available to the Optionholder at the time of such termination only within three months from the date of termination. If such status is terminated as a result of disability, such rights may be exercised within twelve months from the date of termination. Upon the death of the Optionholder, his or her Designated Beneficiary shall have the right, at any time within twelve months after the date of death, to exercise in whole or in part any rights that were available to the Optionholder at the time of death. Notwithstanding the foregoing, no rights under this Option may be exercised after the Expiration Date.

9. Compliance with Securities Laws. It shall be a condition to the Optionholder’s right to purchase shares of Common Stock hereunder that the Company may, in its discretion, require (a) that the shares of Common Stock reserved for issue upon the exercise of this Option shall have been duly listed, upon official notice of issuance, upon any national securities exchange or automated quotation system on which the Company’s Common Stock may then be listed or quoted, (b) that either (i) a registration statement under the Securities Act of 1933 with respect to the shares shall be in effect, or (ii) in the opinion of counsel for the Company, the proposed purchase shall be exempt from registration under that Act and the Optionholder shall have made such undertakings and agreements with the Company as the Company may reasonably require, and (c) that such other steps, if any, as counsel for the Company shall consider necessary to comply with any law applicable to the issue of such shares by the Company shall have been taken by the Company or the Optionholder, or both.

Approved November 2025

10. Taxes. The Optionholder understands that this Option Agreement is intended to qualify as an Incentive Stock Option under Section 422 of the Internal Revenue Code. No income tax is due upon grant or exercise of the ISO. However, the Optionholder may be subject to the alternative minimum tax upon exercise, as defined under the Internal Revenue Code. Additionally, if the Optionholder disposes of shares exercised within two years of the grant date or one year of the exercise date, the disposition may result in ordinary income tax liability as defined under the Internal Revenue Code. The Optionholder is solely responsible for all federal and state tax obligations and shall pay to the Company, or make provision satisfactory to the Company for payment of, any taxes required by law to be withheld with respect to any “cashless exercise” of this Option. The Company may, to the extent permitted by law, deduct an amount necessary to satisfy any such tax obligations from any payment of any kind otherwise due to the Optionholder.

11. Notice of Sale of Shares Required. The Optionholder agrees to notify the Company in writing within 30 days of the disposition of any shares purchased upon exercise of this Option if such disposition occurs within two years of the date of the grant of this Option or within one year of the exercise date.

Approved November 2025